Exhibit 3.345

ARTICLES OF INCORPORATION

OF

SALC, INC.

The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

ARTICLE I

The name of the corporation is SALC, Inc.

ARTICLE II

The period of its duration is perpetual.

ARTICLE III

The purpose or purposes for which the corporation is organized are:

To transact any or all lawful business for which corporations may be organized under the Texas Business Corporation Act.

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock of the par value of One Dollar ($1.00) each. The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor.

No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE V

If, with respect to any action taken by the shareholders of the corporation, any provision of the Texas Business Corporation Act would, but for this Article V, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be cast thereon, or of any class or series thereof, shall be required with respect to any such action.

ARTICLE VI

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000), consisting of money, labor done or property actually received.

ARTICLE VII

A. No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VII shall not eliminate or limit the liability of a director of the corporation for: (i) a breach of such director’s duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

B. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of directors of the corporation, then the liability of a director of the corporation shall be limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act and such other applicable Texas statute, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the corporation provided by the foregoing provisions of this Article VII.

C. Any repeal of or amendment to this Article VII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment.

ARTICLE VIII

The post office address of the corporation’s initial registered office is 400 N. St. Paul, Dallas, Texas 75201, and the name of its initial registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE IX

The number of directors constituting the initial board of directors is one, and the name and address of the person who is to serve as director until the first annual meeting of the shareholders or until his successor or successors are elected and qualify is:

Name	Address

John Pasley	6121 IH 35 North Austin, Texas 78752

ARTICLE X

The name and address of the incorporator is:

Name	Address

Margaret K. Klineberg	2121 San Felipe, Suite 129
Houston, Texas 77019

IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of April, 1996.

Margaret K. Klineberg

Office of the Secretary of State	Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

STATEMENT OF CHANGE OF REGISTERED OFFICE OR

REGISTERED AGENT OR BOTH BY A CORPORATION,

LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.	The name of the entity is	SALC, Inc.

The entity’s charter/certificate of authority/file number is	01397254-00

2.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is:	400 N. St. Paul
Street, Dallas, Texas 75201

3.	A.	x	The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)
c/o C T CORPORATION SYSTEM 350 N. St. Paul St. Dallas TX 75201

OR	B.	The registered office address will not change.

4.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is	Prentice-Hall
Corporation System

5.	A.	x	The name of the NEW registered agent is	C T CORPORATION SYSTEM

OR	B.	The registered agent will not change.

6.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.	The changes shown above were authorized by:

Business Corporations may select A or B	Limited Liability Companies may select D or E
Non-Profit Corporations may select A, B, or C	Limited Partnerships select F

A.	xx	The board of directors; OR
B.		An officer of the corporation so authorized by the board of directors; OR
C.		The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act.
D.		Its members
E.		Its managers
F.		The limited partnership

(Authorized Officer of Corporation)
(Authorized Member or Manager of LLC)
(General Partner of Limited Partnership) Beverly S. Brown, Vice President

(Texas-2231-12/28/95)

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

STATEMENT OF CHANGE OF REGISTERED OFFICE OR

REGISTERED AGENT OR BOTH BY A CORPORATION,

LIMITED LIABILITY COMPANY OR LIMITED PARTNERSHIP

1.	The name of the entity is	SALC, Inc.

The entity’s charter/certificate of authority/file number is	01397254-00

2.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is:	350 N. Paul
Street, Dallas, TX 75201

3.	A.	x	The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)
800 Brazos, Austin, TX 78701

OR	B.	The registered office address will not change.

4.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is	CT
Corporation System

5.	A.	x	The name of the NEW registered agent is	Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR	B.	The registered agent will not change.

6.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.	The changes shown above were authorized by:

Business Corporations may select A or B	Limited Liability Companies may select D or E
Non-Profit Corporations may select A, B, or C	Limited Partnerships select F

A.	x	The board of directors;
B.		An officer of the corporation so authorized by the board of directors;
C.		The members of the corporation in whom management of the corporation is vested pursuant to article 2.14C of the Texas Non-Profit Corporation Act;
D.		Its members;
E.		Its managers; or
F.		The limited partnership.

(Authorized Officer of Corporation)

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 139725400 07/31/2003 Document #: 39156910031 Image Generated Electronically for Web Filing

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

SALC, INC.

The entity’s filing number is 139725400

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

800 Brazos, Austin, Texas 78701

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

701 Brazos Street, Suite 1050, Austin, Texas 78701

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	07/31/03

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Name of Registered Agent

John H. Pelletier, Asst. VP

Signature of Registered Agent

FILING OFFICE COPY

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 408)	Filed in the Office of the Secretary of State of Texas Filing #: 139725400 10/30/2009 Document #: 281713097061 Image Generated Electronically

STATEMENT OF CHANGE OF

ADDRESS OF REGISTERED AGENT

1.	The name of the entity represented is

SALC, INC.

The entity’s filing number is 139725400

2.	The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

701 Brazos, Suite 1050, Austin, TX 78701

3.	The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

211 E. 7th Street, Suite 620, Austin, TX 78701

4.	Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date:	10/30/2009

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Name of Registered Agent

John H. Pelletier, Asst. VP

Signature of Registered Agent

FILING OFFICE COPY